ITEM 77Q(e)(iv)
COPIES OF ANY NEW OR AMENDED REGISTRANT INVESTMENT ADVISORY CONTRACTS

Exhibit A

Federated Insurance Series

Federated Strategic Income Fund II

Sub-Advisory Contract


	For all services rendered by Sub-Adviser hereunder, Sub-Adviser shall receive from the Adviser an allocable portion of each Fund's investment advisory fee. Such allocation shall be based on the amount of foreign securities which Sub-Adviser is managing for each Fund. The Sub-Advisory Fee shall be accrued daily, and paid daily as set forth in the Primary Advisory Contract dated December 1, 1993.

	This Exhibit duly incorporates by reference the Sub-Advisory Agreement.

	IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on their behalf by their duly authorized officers this 1st day of June, 1999.



FEDERATED INVESTMENT
	MANAGEMENT COMPANY


By:	/s/ G. Andrew Bonnewell
Name:  G. Andrew Bonnewell
Title:  Vice President



FEDERATED GLOBAL INVESTMENT
	MANAGEMENT CORP.




By:	/s/ J. Christopher Donahue
Name:  J. Christopher Donahue
Title:  President


Current as of:  8/18/94